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                                                                     EXHIBIT 5.1



                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                www.fulbright.com



TELEPHONE:  (713) 651-5151                            FACSIMILE:  (713) 651-5246



                                 August 3, 2004



The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077

Ladies and Gentlemen:

         We refer to the shelf Registration Statement on Form S-3 (Registration No. 333-116240), as amended and supplemented (the "Registration Statement"), filed by The Meridian Resource Corporation, a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the prospectus supplement dated July 28, 2004, relating to the offer and sale by the Company of 13,800,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In connection with such examination, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         Upon the basis of such examination, we are of the opinion that the 13,800,000 shares of Common Stock offered by the Company, when issued in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion by the Company under cover of Form 8-K, in lieu of Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the prospectus incorporated as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                                     Very truly yours,



                                                     Fulbright & Jaworski L.L.P.


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